UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2008

AKESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27409	84-1409219
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer identification number)

888 Prospect Street, Suite 320, La Jolla, CA 92037

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 454-4311

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 29, 2008, Akesis Pharmaceuticals, Inc. (the “Company”) entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) with Avalon Ventures VII, L.P. (“Avalon”). Pursuant to the Purchase Agreement, the Company has the ability to sell to Avalon one or more convertible promissory notes (each, a “Note”) in an aggregate principal amount of up to $2.0 million, each of which will be issued together with a corresponding Warrant (as defined below) (the “Bridge Financing”).

Each Note has an interest rate of 8% per annum and will mature on February 1, 2009 (the “Maturity Date”). In the event of the closing of a preferred stock financing resulting in aggregate proceeds to the Company of at least $2.0 million (including via conversion of each Note) prior to the Maturity Date (a “Qualifying Financing”), the entire amount of the principal balance under any and all Notes issued pursuant to the Purchase Agreement, together with any accrued but unpaid interest thereon (collectively, the “Loan Balance”), will automatically convert into that number of shares of the Company’s preferred stock sold and issued to investors in connection with such Qualifying Financing (the “Qualifying Financing Shares”) as is determined by dividing the then-outstanding Loan Balance by the price per Qualifying Financing Share paid by investors in connection with the Qualifying Financing.

Each Note will be issued together with a five-year warrant (each, a “Warrant”) to purchase additional shares of Qualifying Financing Shares at a price per share equal to the price per Qualifying Financing Share paid by investors in the Qualifying Financing (subject to adjustment as provided in each Warrant). The number of Qualifying Financing Shares available for purchase under each Warrant shall be equal to the quotient of: (i) 15% of the initial principal amount of the corresponding Note issued to Avalon; divided by: (ii) the applicable exercise price.

Pursuant to the Purchase Agreement, an initial closing of the Bridge Financing was held on September 29, 2008, and involved the sale to Avalon of a Note (and a corresponding Warrant) representing an initial principal amount of $1.0 million. The issuance of the Note and Warrant under the Purchase Agreement was exempt from registration by virtue of Section 4(2) of the Securities Act of 1933, as amended.

Kevin Kinsella, a beneficial owner of the Company’s common stock, a holder of warrants to purchase common stock and member of the Company’s board of directors, is a managing member of Avalon. Jay Lichter, the Company’s Chairman and Chief Executive Officer and an optionholder and member of the Company’s board of directors, is a member of an Avalon affiliate.

The Purchase Agreement and Bridge Financing were unanimously approved by a special committee of the Company’s board of directors comprised entirely of disinterested directors.

The foregoing descriptions of the Purchase Agreement, Notes and Warrants are intended only as summaries of those documents and are qualified in their entirety by reference to the full copies of the Purchase Agreement, form of Note and form of Warrant, which are attached hereto as Exhibit 10.1, Exhibit 4.1 and Exhibit 4.2, respectively, and are hereby incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information reported under Item 1.01 with respect to the Notes issued and issuable in connection with the Bridge Financing contemplated by the Purchase Agreement is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information reported under Item 1.01 with respect to the Notes and Warrants issued and issuable in connection with the Bridge Financing contemplated by the Purchase Agreement is hereby incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

On September 30, 2008, the Company issued a press release announcing the Purchase Agreement and Bridge Financing. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Form of Convertible Promissory Note issued pursuant to that certain Note and Warrant Purchase Agreement, dated as of September 29, 2008, by and between the Company and Avalon

4.2	Form of Warrant to Purchase Capital Stock issued pursuant to that certain Note and Warrant Purchase Agreement, dated as of September 29, 2008, by and between the Company and Avalon

10.1	Note and Warrant Purchase Agreement, dated as of September 29, 2008, by and between the Company and Avalon

99.1	Press Release, dated as of September 30, 2008, announcing the Purchase Agreement and Bridge Financing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKESIS PHARMACEUTICALS, INC.

By:	/s/ Jay Lichter, Ph.D
Jay Lichter, Ph.D.
Chairman and Chief Executive Officer

Date: October 3, 2008